INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of April 19, 2012 by and among AVIDBANK CORPORATE FINANCE, A DIVISION OF AVIDBANK, a California corporation (“Bank”) and AUXILIO, INC., a Nevada corporation (“Auxilio”) and AUXILIO SOLUTIONS, INC., a California corporation (“Solutions”).  Auxilio and Solutions are each referred to herein as a “Grantor” and collectively, as the “Grantors”).

Recitals

Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantors (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantors (as amended from time to time, the “Loan Agreement”) dated of even date herewith.  Capitalized terms used herein have the meaning assigned in the Loan Agreement.  Bank is willing to make the credit extensions to Grantors, but only upon the condition, among others, that each Grantor shall grant to Bank a security interest in all of such Grantor’s right title, and interest in, to and under all of the Collateral whether presently existing or hereafter acquired

Now, Therefore, each Grantor agrees as follows:

Agreement

To secure performance of Grantors’ obligations under the Loan Agreement, each Grantor grants to Bank a security interest in all of such Grantor’s right, title and interest in such Grantor’s intellectual property (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits).  This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement.  Each right, power and remedy of Bank provided for herein shall not preclude the simultaneous or later exercise by Bank of any or all other rights, powers or remedies.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

[SIGNATURE PAGE FOLLOWS.]

In Witness Whereof, the parties have caused this Intellectual Property Security Agreement to be duly executed as of the first date written above.

Address of Borrower:	AUXILIO, INC.
c/o Auxilio, Inc. 26300 La Alameda, Suite 100 Mission Viejo, CA 92691 Attn: Joseph Flynn, CEO; Paul Anthony, CFO Attn: Matt Hill, CEO	By: /s/ Paul T. Anthony Print Name: Paul T. Anthony Title: CFO

AUXILIO SOLUTIONS, INC.
By: /s/ Paul T. Anthony Print Name: Paul T. Anthony Title: CFO

Address of Bank:	AVIDBANK CORPORATE FINANCE, A DIVISION OF AVIDBANK
400 Emerson Street Palo Alto, CA 94301 Attn: Mike Hansen and Jon Krogstad	By: /s/ Jon Krogstad Title: SVP

Exhibit A

Copyrights

Title	Registration Number	Registration Date

Exhibit B

Patents

Title	Serial/ Patent Number	Application/ Issue Date

Exhibit C

Trademarks

Description	Serial / Registration Number	Application /Registration Date